EXHIBIT 99.6


                          RARE MEDIUM GROUP, INC.

                        NOMINEE HOLDER CERTIFICATION

         The undersigned, a bank, broker, trustee, depositary or other nominee of rights (the "Rights") to purchase shares of common stock ("Common Stock") of Rare Medium Group, Inc. ("Rare Medium") pursuant to the Rights Offering described and provided for in Rare Medium's prospectus dated, , 2002, (the "Prospectus"), hereby certifies to Rare Medium and to American Stock Transfer & Trust Company, as Subscription Agent for such rights offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the basic subscription privilege (as defined in the Prospectus) on behalf of beneficial owners of Rights who have subscribed for the purchase of additional shares of Common Stock pursuant to the over-subscription privilege (as defined in the Prospectus), listing separately below each such exercised basic subscription privilege and the corresponding over-subscription privilege (without identifying any such beneficial owner), and (2) each such beneficial owner's basic subscription privilege has been exercised in full:


  Number of Shares   Rights Exercised Pursuant to  Number of Shares Subscribed
   Owned on the           Basic Subscription             For Pursuant to
    Record Date               Privilege            Over-Subscription Privilege
  ________________   ___________________________   ____________________________


1.________________   ___________________________   ____________________________

2.________________   ___________________________   ____________________________

3.________________   ___________________________   ____________________________

4.________________   ___________________________   ____________________________

5.________________   ___________________________   ____________________________

6.________________   ___________________________   ____________________________

7.________________   ___________________________   ____________________________

8.________________   ___________________________   ____________________________

9.________________   ___________________________   ____________________________


Provide the following information if applicable:

___________________________
Depository Trust Company ("DTC")
Participant Number

[PARTICIPANT]

By: ____________________________________
       Name:
       Title:

_____________________________________________
DTC Basic Subscription Confirmation Number(s)